                                                                Exhibit 99(n)(2)

                                 JPMORGAN FUNDS

                                     FORM OF
                          COMBINED AMENDED AND RESTATED
                           RULE 18f-3 MULTI-CLASS PLAN

I.   INTRODUCTION

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares ("Shares") of the underlying investment funds of the investment companies listed on Exhibit A (each a "Company") that issues multiple classes of shares (the "Multi-Class Funds"). In addition, this Combined Amended and Restated Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, other shareholder services, voting rights, dividends, and per share net asset value of each class of shares in the Multi-Class Funds. The Multi-Class Funds covered by this Plan are listed on Exhibit B.

Each Company is an open-end, management investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of this Plan, each Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Multi-Class Fund is authorized to issue multiple classes of shares representing interests in the same underlying portfolio of assets of the respective Fund, as described below. This Plan constitutes the combination, amendment and restatement of the Rule 18f-3 Multi-Class Plan previously adopted by each Company.

II.  ALLOCATION OF EXPENSES

Pursuant to Rule 18f-3 under the 1940 Act, each Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Company under a shareholder servicing agreement in connection with the provision of shareholder services to the holders of such class of shares. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. In addition, pursuant to Rule 18f-3, each Company may, at the Board's discretion, allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

     1. transfer agent fees identified by the transfer agent as being attributable to such class of shares;

     2. printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

     3.   blue sky fees incurred by such class of shares;

     4. Securities and Exchange Commission registration fees incurred by such class of shares;

     5. the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

     6. litigation or other legal expenses relating solely to such class of shares;

     7. Trustees fees incurred as result of issues relating to such class of shares; and

     8.   independent accountants' fees relating solely to such class of shares.

All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund. However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets. The Adviser, Distributor, Administrator and any other provider of services to the Multi-Class Funds may waive or reimburse the expenses of a particular class or classes.

Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Multi-Class Fund pursuant to this Plan shall be allocated to each class of the Multi-Class Fund on the basis of the net asset value of that class in relation to the net asset value of the Multi-Class Fund.

The initial determination of the class expenses that will be allocated by each Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of each Company, including a majority of the Trustees who are not interested persons of each Company. The Trustees will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

CLASS ARRANGEMENTS.

The following charts summarize the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Each Multi-Class Fund shall offer such class or classes of shares as the Board of Trustees of each Company shall determine from time to time. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.

VARIABLE NAV FUNDS

                 CLASS A       CLASS B        CLASS C         SELECT    INSTITUTIONAL     ULTRA        CLASS M     INVESTOR*
--------------------------------------------------------------------------------------------------------------------------------
Initial       EQUITY: Up    None          None            None          None          None          Up to 1.50%     None
Sales Load    to 5.25% of                                                                           of offering
              offering                                                                              price for
              price                                                                                 Short-Term
                                                                                                    Bond Fund II
              FIXED                                                                                 and up to
              INCOME                                                                                3.00% of
              (ex-SHORT-                                                                            offering
              TERM): Up to                                                                          price for
              4.50% of                                                                              Global
              offering                                                                              Strategic
              price                                                                                 Income Fund

              SHORT-TERM:
              Up to 3.00%
              of offering
              price(1)

Contingent    SHORT TERM:   EQUITY AND    1.00% in the    None          None          None          None            None
Deferred      0.50% for     FIXED         first year
Sales         shares        INCOME        and eliminated
Charge        redeemed      (ex-SHORT-    thereafter.
(CDSC)(2)     during the    TERM): 5.00%
              first 12      in the first
              months        year,
              after         declining
              purchase.     to 1.00% in
                            the sixth
              FIXED         year and
              INCOME:       eliminated
              1.00% for     thereafter.
              shares
              redeemed      SHORT-TERM:
              during the    3.00% in
              first 12      the first
              months        year,
              after         declining
              purchase      to 1.00% in
              and 0.50%     the fourth
              for shares    year and
              redeemed      eliminated
              between 12    thereafter.
              and 24
              months
              after
              purchase.

              EQUITY:
              1.00% for
              shares
              redeemed
              during the
              first 12
              months
              after
              purchase
              and 0.50%
              for shares
              redeemed
              between 12
              and 18
              months
              after
              purchase.

Rule 12b-1    0.25% per     0.75% per     0.75% per       None          None          None          0.35% per         None
Distribution  annum of      annum of      annum of                                                  annum of
Fees          average       average       average daily                                             average daily
              daily net     daily net     net assets.                                               net assets of
              assets.       assets.                                                                 Short Term
                                                                                                    Bond Fund II
                                                                                                    and 0.50% per
                                                                                                    annum of
                                                                                                    average daily
                                                                                                    net assets of
                                                                                                    Global
                                                                                                    Strategic
                                                                                                    Income Fund

Shareholder   Up to 0.25%   Up to 0.25%   Up to 0.25%     Up to 0.25%   Up to 0.10%   None          Up to 0.25%       Up to
Servicing     per annum     per annum     per annum of    per annum     per annum                   per annum of      0.35% per
Fees(3)       of average    of average    average daily   of average    of average                  average daily     annum of
              daily net     daily net     net assets.     daily net     daily net                   net assets of     average
              assets.       assets.                       assets.       assets.                     Short Term        daily net
                                                                                                    Bond Fund II      assets.
                                                                                                    and 0.30% per
                                                                                                    annum of
                                                                                                    average daily
                                                                                                    net assets of
                                                                                                    Global
                                                                                                    Strategic
                                                                                                    Income Fund

----------
*    Closed to new investors.
(1) The JPMorgan Short-Term Fixed Income Funds are indicated on Exhibit B with a ^ ("Short-Term Funds").
(2) For shares purchased on or after February 19, 2005, the CDSC is based on the original cost of the shares. For shares purchased prior to February 18, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less.
(3) The amount payable for "service fees" (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

                 CLASS A       CLASS B        CLASS C         SELECT    INSTITUTIONAL     ULTRA        CLASS M      INVESTOR*
--------------------------------------------------------------------------------------------------------------------------------
Conversion    None          Convert to    None            None          None          None          None          None
Features                    Class A
                            Shares on the
                            first
                            business day
                            of the month
                            following the
                            eighth
                            anniversary
                            of the
                            original
                            purchase
                            (EQUITY and
                            FIXED INCOME
                            FUNDS)
                            or sixth
                            anniversary
                            of original
                            purchase
                            (SHORT-TERM
                            FUNDS),
                            based on
                            relative
                            net asset
                            values of
                            the two
                            classes.
                            Shares
                            acquired by
                            the
                            reinvestment
                            of dividends
                            and
                            distributions
                            are included
                            in the
                            conversion.

Exchange      Class A       Class B       Class C         Select        Institutional Ultra         Class M       None
Privileges(4) Shares of a   Shares of a   Shares of the   Class         Class         Shares of     Shares of the
              Fund may be   Fund may be   JPMorgan        Shares of a   Shares of a   a Fund        Fund may be
              exchanged     exchanged     Short           Fund may be   Fund may be   may be        exchanged for
              (i) for       for Class B   Duration Bond   exchanged     exchanged     exchanged     Class M
              Class A       Shares of     Fund,           for Select    for           for Ultra     Shares of
              Shares of     another       JPMorgan        Class         Institutional Shares of     certain other
              another       JPMorgan      Short Term      Shares of     Class         another       JPMorgan
              JPMorgan      Funds.        Municipal       another       Shares of     JPMorgan      Funds,
              Fund or for                 Bond Fund,      JPMorgan      another       Fund or       subject to
              any other                   and JPMorgan    Fund or for   non-money     for any       meeting any
              class of                    Ultra Short     any other     market        other         minimum
              the same                    Term Bond       class of      JPMorgan      class of      investment or
              Fund,                       Fund ("Short    the same      Fund or for   the same      eligibility
              subject to                  Term Bond       Fund,         any other     Fund,         requirements.
              meeting any                 Funds") may     subject to    class of      subject
              investment                  be exchanged    meeting any   the same      to
              minimum or                  for Class C     investment    Fund,         meeting
              eligibility                 Shares of any   minimum or    subject to    any
              requirements;               other           eligibility   meeting any   investment
              or (ii) for                 JPMorgan        requirements. investment    minimum
              Morgan                      Fund,           (5)           minimum or    or
              Shares of a                 including                     eligibility   eligibility
              JPMorgan                    Class C                       requirements. requirements.
              money                       Shares of any
              market                      of the Short
              fund.                       Term Bond
                                          Funds. Class C
                                          Shares of any
                                          other JPMorgan
                                          Fund may be
                                          exchanged for
                                          Class C Shares
                                          of another
                                          JPMorgan Fund,
                                          other than for
                                          Class C Shares
                                          of the Short
                                          Term Bond
                                          Funds.

----------
(4) Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. For purposes of this Rule 18f-1 Multi-Class Plan, "JPMorgan Funds" include any and all applicable series (to the extent the shares of such series are registered under the Securities Act of 1933, as amended) of the following registered investment companies: (1) J.P. Morgan Mutual Fund Group; (2) J.P. Morgan Fleming Mutual Fund Group, Inc.; (3) J.P. Morgan Mutual Fund Investment Trust; (4) Undiscovered Managers Funds; (5) JPMorgan Trust I; (6) JPMorgan Trust II; and (7) JPMorgan Value Opportunities Fund Inc.
(5) Effective May 1, 2005, Select Class Shares held in accounts of employees of JPMorgan Chase and its affiliates may be exchanged only for Class A Shares of any other JPMorgan Fund.

MONEY MARKET FUNDS

                                                                                                                             CASH
               MORGAN       RESERVE       CLASS B       CLASS C   INSTITUTIONAL    PREMIER       AGENCY        CAPITAL    MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------------
Initial      None        None          None           None        None          None          None          None          None
Sales Load

Contingent   None        None          5.00% in the   1.00% in    None          None          None          None          None
Deferred                               first year,    the first
Sales                                  declining to   year and
Charge                                 1.00% in the   eliminated
(CDSC)(6)                              sixth year and thereafter.
                                       eliminated
                                       thereafter.

Rule 12b-1   0.10% per   0.25%         0.75% per      0.75% per   None          None          None          None          0.50% per
Distribution annum of    per           annum of       annum of                                                            annum of
Fees         average     annum of      average daily  average                                                             average
             daily net   average       net assets.    daily net                                                           daily net
             assets      daily                        assets.                                                             assets.
             (except     net
             JPMorgan    assets.
             Prime Money
             Market
             Fund).

Shareholder  Up to 0.35% Up to         Up to 0.25%    Up to 0.25% Up to         Up to         Up to         Up to         Up to
Servicing    per annum   0.30%         per annum of   per annum   0.10% per     0.30% per     0.15% per     0.05% per     0.30% per
Fees(7)      of average  per           average daily  of average  annum of      annum of      annum of      annum of      annum of
             daily net   annum of      net assets.    daily net   average       average       average       average       average
             assets.     average                      assets.     daily net     daily net     daily net     daily net     daily net
                         daily                                    assets.       assets.       assets.       assets.       assets.
                         net
                         assets.

Conversion   None        None          Convert to     None        None          None          None          None          None
Features                               Morgan Shares
                                       on the first
                                       business day
                                       of the month
                                       following the
                                       eighth
                                       anniversary of
                                       the original
                                       purchase,
                                       based on
                                       relative net
                                       asset values
                                       of the two
                                       classes.
                                       Shares
                                       acquired by
                                       the
                                       reinvestment
                                       of dividends
                                       and
                                       distributions
                                       are included
                                       in the
                                       conversion.

Exchange     Morgan      Reserve       Class B Shares Class C     Institutional Premier       Agency        Capital       None.
Privileges   Shares may  Shares        of a Fund may  Shares of   Class         Shares        Shares        Shares
(8)          be          may be        be exchanged   the Short   Shares        may be        may be        may be
             exchanged   exchanged     for Class B    Term Bond   may be        exchanged     exchanged     exchanged
             for Morgan  for           Shares of      Funds may   exchanged     for           for           for
             Shares of   shares        another        be          for           shares of     shares of     shares of
             certain     of the        JPMorgan       exchanged   shares of     the same      the same      the same
             other       same          Funds.         for Class C the same      class in      class in      class in
             JPMorgan    class in                     Shares of   class in      certain       certain       certain
             Funds or    certain                      any other   certain       other         other         other
             Class A     other                        JPMorgan    other         JPMorgan      JPMorgan      JPMorgan
             Shares of   JPMorgan                     Fund,       JPMorgan      Funds,        Funds,        Funds,
             another     Funds,                       including   Funds,        subject       subject       subject
             JPMorgan    subject                      Class C     subject       to            to            to
             Fund,       to                           Shares of   to            meeting       meeting       meeting
             subject to  meeting                      any of the  meeting       any           any           any
             any         any                          Short Term  any           minimum       minimum       minimum
             applicable  minimum                      Bond Funds. minimum       investment    investment    investment
             initial     investment                   Class C     investment    or            or            or
             sales load. or                           Shares of   or            eligibility   eligibility   eligibility
                         eligibility                  any other   eligibility   requirements. requirements. requirements.
                         requirements.                JPMorgan    requirements.
                                                      Fund may be
                                                      exchanged
                                                      for Class C
                                                      Shares of
                                                      another
                                                      JPMorgan
                                                      Fund, other
                                                      than for
                                                      Class C
                                                      Shares of
                                                      the Short
                                                      Term Bond
                                                      Funds.

----------
(6) For shares purchased after February 19, 2005, the CDSC is based on the original cost of the shares. For shares purchased through February 18, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less.
(7) The amount payable for "service fees" (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.
(8) Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. SEE note 4 above for definition of "JPMorgan Funds" for purposes of the exchange privileges.

OTHER SHAREHOLDER SERVICES.

For each Class of a Multi-Class Fund, other shareholder services may be offered as provided in the Prospectus. The Funds' shareholder servicing agent may subcontract with other parties for the provision of various sub-accounting, processing, communication and sub-administrative services.

CONVERSIONS.

All Class B Shares of the Multi-Class Funds shall convert automatically to Class A Shares (Morgan Shares for money market funds) in the ninth year (seventh year for Short-Term Funds) after the date of purchase, together with the pro rata portion of all Class B Shares representing dividends and other distributions paid in additional Class B Shares. The conversion will be effected at the relative net asset values per share of the two classes on the first business day of the month following the eighth (sixth for Short-Term Funds) anniversary of the original purchase.

After conversion, the converted shares will be subject to an asset-based sales charge and/or service fee (as those terms are defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.), if any, that in the aggregate are equal to or lower than the asset-based sales charge and service fee to which they were subject prior to that conversion. In no event will a class of shares have a conversion feature that automatically would convert shares of such class into shares of a class with a distribution arrangement that could be viewed as less favorable to the shareholder from the point of view of overall cost.

The implementation of the conversion feature is subject to the continuing availability of a ruling of the Internal Revenue Service, or of an opinion of counsel or tax advisor, stating that the conversion of one class of shares to another does not constitute a taxable event under federal income tax law. The conversion feature may be suspended if such a ruling or opinion is not available.

If a Multi-Class Fund implements any amendment to a Distribution Plan (or, if presented to shareholders, adopts or implements any amendment of a Distribution
Plan) that the Board of Trustees determines would materially increase the charges that may be borne by the Class A shareholders under such plan, the Class B Shares will stop converting to the Class A Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

If a Multi-Class Fund implements any amendment to a Distribution Plan that the Board of Trustees determines would materially increase the charges that may be borne by the Morgan shareholders under such plan, the Class B Shares will stop converting to the Morgan Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the "New Morgan Shares") which shall be identical in all material respects to the Morgan Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Morgan Shares no later than the date such Class B Shares were scheduled to convert to Morgan Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Morgan Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

REDEMPTION FEES.

Shareholders generally may redeem their shares without sales charge on any Business Day. Exceptions to this general rule applicable to deferred sales charges on Class B and Class C Shares, and certain Class A Shares are detailed above. In addition, shares of each class of the Funds indicated with an asterisk (*) in the attached Exhibit B purchased after February 18, 2005 and held for less than 60 days are redeemable (or exchangeable) at a price equal to 98% of the Fund's then-current NAV per share, less any applicable CDSC. This 2% discount, referred to in the Funds' prospectuses and the Statements of Additional Information as a redemption fee, directly affects the amount a shareholder who is subject to the discount receives upon redemption or exchange. The redemption fee is paid to the Funds and is designed to offset the brokerage commissions, capital gains impact, and administrative and other costs associated with fluctuations in fund assets levels and cash flow caused by short-term shareholder trading.

The redemption fee does not apply to shares purchased through reinvested distributions (dividends and capital gains), or mutual fund wrap fee programs, or shares redeemed as part of a termination of certain corporate retirement plans or redemptions of a corporate retirement plan's entire share position with the Fund, shares redeemed by balance forward funds or shares redeemed on a systematic basis, including shares redeemed as a result of required minimum distributions under certain corporate retirement plans or IRAs or as part of a rebalancing program or shares redeemed as part of a bona fide asset allocation program; provided, that the redemption fee may be charged in the event that the distributor determines that such programs are being used as a market timing strategy. Redemptions made by affiliated funds of funds relying on Section 12(d)(1)(G) of the 1940 Act qualify under this exception. The redemption fee also does not apply to shares redeemed to collect a sub-minimum account fee or shares redeemed in liquidation of an account that fails to maintain the minimum account balance. The redemption fee will not apply to Class A Shares received in connection with the conversion of Class B Shares. The Funds do not require a redemption fee if the amount of such fee would be less than $50. Financial Intermediaries may have a lower minimum or no minimum for charging redemption fees. In addition to the foregoing, the redemption fee does not apply to such other shares as provided in the Funds' registration statement.

All redemption orders are effected at the net asset value per share next determined as reduced by any applicable CDSC.

In determining whether a particular redemption is subject to a redemption fee, it is assumed that the redemption is first of shares acquired pursuant to reinvestment of dividends and capital gain distributions followed by other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

DIVIDENDS.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares of the same class at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash.

Class B Shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in separate Class B Shares sub-accounts.

In the absence of waivers, the amount of dividends payable on some classes will be more than the dividends payable on other classes of shares because of the distribution expenses and/or service fees charged to the various classes of shares.

BOARD REVIEW.

The Board of Trustees of each Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees, including a majority of the Trustees that are not interested persons of a Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

In making its determination to approve this Plan, the Trustees have focused on, among other things, the relationship between or among the classes and has examined potential conflicts of interest among classes regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

Adopted effective: February 19, 2005

                                    EXHIBIT A

     INVESTMENT COMPANIES ADOPTING THIS COMBINED RULE 18f-3 MULTI-CLASS PLAN

                            (AS OF FEBRUARY 19, 2005)

NAME OF THE TRUST

NAME OF ENTITY                                    STATE AND FORM OF ORGANIZATION
--------------------------------------------------------------------------------
J.P. Morgan Fleming Mutual Fund Group, Inc.       Maryland corporation
J.P. Morgan Mutual Fund Group                     Massachusetts business trust
J.P. Morgan Mutual Fund Investment Trust          Massachusetts business trust
JPMorgan Trust I                                  Delaware statutory trust
Undiscovered Managers Funds                       Massachusetts business trust

                                    EXHIBIT B

      MULTI-CLASS FUNDS COVERED UNDER COMBINED RULE 18f-3 MULTI-CLASS PLAN

                            (AS OF FEBRUARY 19, 2005)

VARIABLE NAV FUNDS

                                           CLASS A    CLASS B    CLASS C    SELECT    INSTITUTIONAL  ULTRA    CLASS M   INVESTOR
--------------------------------------------------------------------------------------------------------------------------------
JPMorgan Asia Equity Fund*                    X                                X           X
JPMorgan Bond Fund                            X          X          X          X           X           X
JPMorgan California Tax Free Bond Fund        X          X          X          X           X
JPMorgan Capital Growth Fund                  X          X          X          X
JPMorgan Disciplined Equity Fund              X                                X           X           X
JPMorgan Diversified Fund                     X          X          X          X           X
JPMorgan Dynamic Small Cap Fund               X          X          X          X
JPMorgan Emerging Markets Debt Fund*                                           X
JPMorgan Emerging Markets Equity Fund*        X          X                     X           X
JPMorgan Enhanced Income Fund^                X                                X           X
JPMorgan Global Healthcare Fund*              X          X          X          X
JPMorgan Global Strategic Income Fund*        X          X          X          X           X                     X
JPMorgan Growth and Income Fund               X          X          X          X
JPMorgan Intermediate Tax Free Bond Fund      X          X          X          X           X
JPMorgan International Equity Fund*           X          X          X          X           X
JPMorgan International Growth Fund*           X          X
JPMorgan International Opportunities
Fund*                                         X          X                     X           X
JPMorgan International Small Cap Equity
Fund*                                         X          X                     X           X
JPMorgan International Value Fund*            X          X                     X           X
JPMorgan Intrepid America Fund                X          X          X          X
JPMorgan Intrepid Contrarian Fund             X          X          X          X
JPMorgan Intrepid European Fund*              X          X          X          X           X
JPMorgan Intrepid Growth Fund                 X          X          X          X
JPMorgan Intrepid Value Fund                  X          X          X          X
JPMorgan Japan Fund*                          X          X
JPMorgan Market Neutral Fund                  X          X                                 X
JPMorgan Mid Cap Equity Fund                  X          X                     X
JPMorgan Mid Cap Growth Fund                  X          X
JPMorgan Mid Cap Value Fund                   X          X          X          X           X
JPMorgan New Jersey Tax Free Bond Fund        X          X          X          X
JPMorgan New York Tax Free Bond Fund          X          X          X          X           X
JPMorgan Short Term Bond Fund II^             X                                X                                 X
JPMorgan Short Term Bond Fund^                X                                X           X
JPMorgan Small Cap Core Fund                                                   X
JPMorgan Small Cap Equity Fund                X          X          X          X
JPMorgan Tax Aware Disciplined Equity
Fund                                                                                       X
JPMorgan Tax Aware Enhanced Income Fund^      X                                X           X
JPMorgan Tax Aware International
Opportunities Fund*                           X                                            X
JPMorgan Tax Aware Large Cap Growth Fund                                       X
JPMorgan Tax Aware Large Cap Value Fund                                        X
JPMorgan Tax Aware Real Income Fund           X          X          X                      X
JPMorgan Tax Aware Short-Intermediate
Income Fund                                                                    X           X
JPMorgan Tax Aware U.S. Equity Fund           X          X          X          X           X
JPMorgan U.S. Equity Fund                     X          X          X          X           X           X
JPMorgan U.S. Small Company Fund                                               X           X
JPMorgan Value Advantage Fund                 X          X          X          X           X
UM Small Cap Growth Fund                      X                                            X

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

Undiscovered Managers Behavioral Growth
Fund                                          X          X          X                      X                                X
Undiscovered Managers Behavioral Value
Fund                                          X          X          X                      X
Undiscovered Managers REIT Fund               X          X          X                      X

MONEY MARKET FUNDS

                                                                                                                           CASH
                                      CAPITAL  INSTITUTIONAL  AGENCY   PREMIER    MORGAN   RESERVE   CLASS B  CLASS C   MANAGEMENT
----------------------------------------------------------------------------------------------------------------------------------
JPMorgan 100% U.S. Treasury
Securities Money Market Fund             X          X           X        X          X        X
JPMorgan California Municipal Money
Market Fund                                                                         X
JPMorgan Federal Money Market Fund                  X           X        X          X        X
JPMorgan New York Municipal Money
Market Fund                                                                         X        X
JPMorgan Prime Money Market Fund         X          X           X        X          X        X         X        X          X
JPMorgan Tax Free Money Market Fund                 X           X        X          X        X

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